UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 15, 2005

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

        On August 3, 2005, Hecla Mining Company (the “Company”) reported on Item 3.02 of Form 8-K the entry into a Share Purchase Agreement (the “Agreement”) between the Company and Triumph Gold Corporation (“Triumph”) pursuant to which the Company would acquire Triumph’s interest in mineral concessions in the Guariche Mining District, Bolivar State of Venezuela. The Company terminated the Agreement on September 15, 2005, due to Triumph’s failure to meet certain closing requirements. We have been advised by Triumph that they believe that Triumph has a contractual basis to complete the transaction and may seek the right to receive damages from the Company for failure to complete the transaction.

Item 8.01    Other Events

        The information disclosed under Item 3.02 and in Exhibit 99.1 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

99.1	Hecla Mining Company News Release dated September 20, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Michael B. White Corporate Secretary

Dated:   September 21, 2005

EXHIBIT INDEX

Exhibit No.	Title

99.1	Hecla Mining Company News Release dated September 20, 2005.